Exhibit 99.2

Contact:	Anne Bugge	(425) 951-1378

SonoSite Extends S Series to Interventionalists

SonoSite Introduces Fourth Specialized Ultrasound Visualization Tool
for Interventional Radiology and Cardiac Cath Labs

BOTHELL, WA, October 29, 2007 -- SonoSite, Inc. (Nasdaq:SONO), the world leader in hand-carried ultrasound, today introduced the S-Cath (TM) visualization tool, a specialized ultrasound device designed to meet the specific point-of-care imaging and procedural guidance needs of interventional radiologists and cardiologists.

With its user-centered design, the S-Cath tool provides interventionalists immediate access to the optimum image with a minimum of controls and knobs. Its available suite of curved, linear and phased array transducers cover a range of guidance for interventional procedures such as line placement, biopsy, dialysis access, stent placement, femoral and other vascular access and fluid drainage as well as abdominal and cardiovascular imaging applications.  With standard VESA (R) compliant mounting capabilities, the system offers a zero footprint option for crowded interventionalist suites and cath labs.  It can be mounted adjacent to other imaging modalities and moved in and out of the physician's line of sight as needed.

"I think it's fabulous," said Abbas Chamsuddin, MD, Associate Professor of Radiology, Director of Vascular and Interventional Radiology, Emory University Hospital, Atlanta.  "It's like a miniature Cadillac. The S-Cath has everything you need - clarity, the picture of a big machine, the size of screen. Yet it's still small, portable and very movable. There's also a lot of leverage with its mounting capability. I can see this being mounted in the interventional suite for quick access."

The S-Cath tool joins SonoSite's radically new S Series (TM) line of application-specific ultrasound products.  In addition to the S-Cath, the S Series products include the recently introduced S-FAST (TM) tool for emergency physicians, the S-Nerve (TM) tool for regional anesthesiologists, and for the intensivist, the S-ICU (TM) tool.  Each of these devices offers clinicians breakthrough image quality, exceptional connectivity, rugged construction and SonoSite's landmark five-year warranty with a user interface, software and controls specialized to address the specific point-of-care exams and procedures commonly performed in their respective clinical specialty.

A Rich and Compelling Feature Set

SonoSite designed the S-Cath tool with the same form factor and functions that it built into all of the S Series devices.  As SonoSite has launched the S Series products, the feedback from clinicians across the clinical specialties has focused on a common set of features:

     --     Outstanding Image Quality - The S Series devices feature the advanced processing power of SonoSite's recently  introducedM-Turbo (TM) system, which is 16 times more powerful than its industry leading MicroMaxx (R) system, and utilizes the new, advanced SonoADAPT (TM), SonoHD (TM), and SonoMB (TM) technologies for dramatic improvements in image quality;

     --     Designed for the Clinical Environment - Clinicians need only to manipulate two knobs to get the image they need. Transducers, exam settings, software and algorithms are all specialized for the specific clinical application;

     --     State-of-the-Art Connectivity - Clinicians can efficiently export images from the S Series tools to a USB storage device in standard PC formats -- MPEG4 (H.264), JPEG, HTML and BMP -- for review or storage on PC or Mac (R) computers. The S Series devices sport three high speed (480Mbps) USB 2.0 ports for quick and seamless data management to facilitate patient record keeping, diagnostic consultation, instruction and publishing;

     --     Unmatched Commitment to Clinical Education-- The Education Key (TM) program, common to all S Series devices and the M-Turbo system, is a USB thumb drive that contains a combination of system operation video tutorials, application-specific video refresher programs that provide peer-to-peer instruction on how to perform specific exams and procedures, and an image reference library of application specific sonographic anatomy for comparison purposes;

     --     Landmark Warranty - All S Series devices and transducers carry the same, unprecedented 5-year warranty that SonoSite introduced with the launch of the MicroMaxx system in 2005, and continued with the M-Turbo system in 2007.

     --     Ready-When-You-Are Boot-Time -- When clinicians absolutely, positively need that image, the S-Cath, S-ICU, S-Nerve and S-FAST tools can be depended on to  boot up in seconds from a cold start, every time.

"Interventionalists, intensivists, anesthesiologists, and emergency physicians all have highly specialized, goal-specific visualization needs," said Kevin M. Goodwin, CEO and President of SonoSite. "Whether looking for free fluid in the body, performing an interventional procedure or administering a nerve block, they don't have time to manipulate a lot of bells and whistles. The S Series line of tools is designed to allow the physician to focus on the image, not the machine.  With a minimum of dials and buttons, the S-Cath, S-ICU, S-FAST, and S-Nerve tools are the most goal-directed devices in the marketplace, and we expect that the increased adoption of point-of-care visualization will improve patient care and clinical productivity in these demanding specialties."

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.   Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 90 countries. SonoSite's small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs over 550 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully manufacture, market and sell our ultrasound systems, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, variability in quarterly results caused by the timing of large project orders from governmental or international entities and the seasonality of hospital purchasing patterns, timely receipts of regulatory approvals to market and sell our products, regulatory and reimbursement changes in various national health care markets, constraints in government and public health spending, the ability of our distribution  partners and other sales channels such as the physician office sales force to market and sell our products, the impact of patent litigation, our ability to execute our acquisition strategy, the effect of transactions and activities associated with our issuance of senior convertible debt in July 2007 on the market price of our common stock, and as well as other factors contained in the Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by our most recent quarterly reports filed on Form 10-Q  filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.